Exhibit 10.1

securities purchase AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), between One World Pharma, Inc., a Nevada corporation (the “Company”), and ISIAH International, LLC (the “Investor”), is made and entered into as of February 7, 2021.

RECITALS

A. Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, on the dates provided for in this Agreement, an aggregate of two hundred thousand (200,000) shares (the “Shares”) of the Company’s Series B Preferred Stock (“Preferred Stock”) initially convertible into an aggregate of twenty million (20,000,000) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for a purchase price equal to $15.00 per share of Preferred Stock (the “Per Share Purchase Price”), including 16,666 shares of Preferred Stock to be purchased on the date hereof for an aggregate purchase price of $249,990.00.

B. The shares of Preferred Stock have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation of the Series B Preferred Stock (the “Certificate of Designation”) in the form attached hereto as Exhibit A.

Agreement

NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of Preferred Shares. Subject to the terms and conditions of this Agreement, the Investor hereby subscribes for and agrees to purchase and acquire from the Company, and the Company hereby agrees to sell and issue to the Investor, on the dates provided for in Section 2 below, the Shares, in the manner set forth in Section 2 hereof, at a price per share equal to the Per Share Purchase Price.

2. Initial Closing. The initial closing of the sale of the Shares to the Investor (the “Initial Closing”) shall take place concurrently with the execution of this Agreement. Contemporaneously with the execution and delivery of this Agreement, the Investor shall deliver to the Company the Per Share Purchase Price for 16,666 Shares, in the aggregate amount of $249,990.00, by wire transfer of immediately available funds (net of wire transfer fees) per the following instructions to the Company’s account (the “Company Account”):

Name of Bank: First Foundation Bank

City and State: Irvine, California

ABA Number: 122287581

Beneficiary Name: OWP Ventures, Inc.

Beneficiary Account Number:

Promptly after the Initial Closing, the Company will deliver to the Investor, if requested, a certificate representing the Shares purchased by the Investor at the Initial Closings.

3. Additional Closings. Subject to the satisfaction of the conditions set forth in Section 6 below, the Investor will purchase and acquire from the Company, and the Company will sell and issue to the Investor, an additional 183,333 Shares at the Per Share Purchase Price, on the dates and in the amounts set forth on Schedule I to this Agreement. At each closing of the sale of such Shares (together with the Initial Closing, as applicable, each a “Closing”), the Investor shall wire the to the Company Account the Per Share Purchase Price multiplied by the number of Shares to be purchased at such Closing, as set forth on Schedule I. Promptly after each Closing, if requested by Investor, the Company will deliver to the Investor a certificate representing the Shares purchased by the Investor at such Closing.

4. Representations and Warranties of the Company. In order to induce the Investor to enter into this Agreement and consummate the transactions contemplated hereby, the Company represents and warrants to the Investor as follows:

4.1 Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, condition (financial or otherwise) or prospects of the Company (a “Material Adverse Effect”). The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to carry on its business as now conducted.

4.2 Authorization. The Shares being purchased by the Investor hereunder, will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase the Company’s capital stock exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement that have not been satisfied. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Shares, and the reservation of the shares of Common Stock issuable upon exercise and conversion of the Shares (the “Conversion Shares”) has been taken or will be taken prior to the issuance of the Conversion Shares. This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Shares, when issued in compliance with the provisions of the Certificate of Designation, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

4.3 Enforceability. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all requisite corporate action. This Agreement, upon its execution by the Investor and the Company, shall constitute the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.4 No Violations. The execution, delivery, and performance of this Agreement by the Company do not and will not violate or conflict with any provision of the articles of incorporation as amended and in effect on the date hereof (the “Articles of Incorporation”) and bylaws as amended and in effect on the date hereof (the “Bylaws”) of the Company, and do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under (except such consents as have been obtained as of the date hereof), or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material instrument or agreement to which the Company is a party or by which the Company or its properties are bound, except such consents as have been obtained as of the date hereof. The Company is not otherwise in violation of its Articles of Incorporation, Bylaws or other organizational documents, nor is the Company, to its knowledge, in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect.

4.5 SEC Documents. The Company has made available to Investor true and complete copies of all reports or registration statements the Company has filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”), for all periods ending on or subsequent to December 31, 2019, all in the form so filed (collectively the “SEC Documents”). To the Company’s knowledge, the Company has filed all documents that the Company was required to file under the Exchange Act subsequent to December 31, 2019. To the Company’s knowledge, as of their respective filing dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the SEC Documents filed under the Exchange Act contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. To the Company’s knowledge, none of the SEC Documents filed under the Securities Act contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time such SEC Documents became effective under the Securities Act.

4.6 Financial Statements. To the Company’s knowledge, the Company’s financial statements, including the notes thereto, included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied (except as may be indicated in the notes thereto) and present fairly the Company’s consolidated financial position at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments).

Except as expressly set forth in this Section 3, the Company makes no representation or warranty, express or implied, in respect of any of the Company’s assets, liabilities or operations, or otherwise, and any such other representations or warranties, including, without limitation, any representations, warranties or disclosures made in any presentation or marketing materials made available by the Company, if any, are hereby expressly disclaimed.

5. Representations and Warranties of the Investor. In order to induce the Company to enter into this Agreement and consummate the transactions contemplated hereby, the Investor represents and warrants to the Company as follows:

5.1 Authority. The Investor is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization. The Investor has all requisite right, power, and authority to execute, deliver, and perform this Agreement.

5.2 Enforceability. The execution, delivery, and performance by the Investor of this Agreement have been duly authorized by all requisite action. This Agreement has been duly executed and delivered by the Investor, and, upon its execution by the Company, shall constitute the legal, valid, and binding obligation of the Investor, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

5.3 No Violations. The execution, delivery, and performance by the Investor of this Agreement do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any material instrument or agreement to which the Investor is a party or by which the Investor or its properties may be bound or affected, and, do not or will not violate or conflict with any provision of the articles of incorporation or bylaws, partnership agreement, operating agreement, trust agreement, or similar organizational or governing document of the Investor, as applicable.

5.4 Knowledge of Investment and its Risks. The Investor has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Investor’s investment in the Shares and the Conversion Shares (collectively, the “Securities”). The Investor understands that an investment in the Company represents a high degree of risk and there is no assurance that the Company’s business or operations will be successful. The Investor has considered carefully the risks attendant to an investment in the Company, and that, as a consequence of such risks, the Investor could lose the Investor’s entire investment in the Company. Other than as expressly set forth in Section 4, the Investor is not relying on any representation, warranty or disclosure of the Company, express or implied, in respect of any of the Company’s assets, liabilities or operations, or otherwise, including, without limitation, any representation, warranty or disclosure made in any presentation or marketing materials made available by the Company, if any.

5.5 No Public Market. The Investor understands and acknowledges that no public market exists for the Preferred Shares.

5.6 Investment Intent. The Securities are being acquired for investment for the Investor’s own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Securities, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing any of the Securities within the meaning of and in violation of the Securities Act. Further, the Investor does not have any contracts, understandings, agreements, or arrangements, directly or indirectly, with any person and/or entity to distribute, sell, transfer, or grant participations to such person and/or entity with respect to, any of the Securities. The Investor is not purchasing the Shares a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5.7 Investor Status. The Investor is an “accredited investor” as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act.

5.8 No Registration. The Investor understands that the Investor may be required to bear the economic risk of the Investor’s investment in the Company for an indefinite period of time. The Investor further understands that (i) neither the offering nor the sale of the Securities has been registered under the Securities Act or any applicable state securities laws (“State Acts”) in reliance upon exemptions from the registration requirements of such laws, (ii) the Securities must be held indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable State Acts, or an exemption from such registration requirements is available, (iii) the Company is under no obligation to register any of the Securities on the Investor’s behalf or to assist the Investor in complying with any exemption from registration, and (iv) the Company will rely upon the representations and warranties made by the Investor in this Agreement in order to establish such exemptions from the registration requirements of the Securities Act and any applicable State Acts.

5.9 Transfer Restrictions. The Investor will not transfer any of the Securities unless such transfer is registered or exempt from registration under the Securities Act and applicable State Acts, and, if requested by the Company in the case of an exempt transaction, the Investor has furnished an opinion of counsel reasonably satisfactory to the Company that such transfer is so exempt. The Investor understands and agrees that (i) the Company shall have no obligation to honor transfers of any of the Securities in violation of such transfer restrictions, (ii) the Company shall be entitled to instruct any transfer agent or agents for the securities of the Company to refuse to honor such transfers and (iii) the certificate and other documents evidencing the Securities will bear a legend substantially as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

6. Conditions Precedent.

6.1 Conditions to the Obligation of the Investor to Consummate each Closing. The obligation of the Investor to consummate to purchase and pay for the Shares at each Closing pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the date of such Closing.

(b) The sole signatories on the Company Account shall be Isiah Thomas and Vahe Gabriel.

6.2 Conditions to the Obligation of the Company to Consummate each Closing. The obligation of the Company to consummate the applicable transactions at each Closing and to issue and sell to the Investor the Shares to be purchased by it at such Closing is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Investor contained herein shall be true and correct in all material respects on and as of the date of such Closing.

7. Further Assurances. The parties hereto will, upon reasonable request, execute and deliver all such further assignments, endorsements and other documents as may be necessary in order to perfect the purchase by the Investor of the Units.

8. Entire Agreement; No Oral Modification. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto and may not be amended or modified except in a writing signed by both of the parties hereto.

9. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; however, nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective heirs, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10. Counterparts. This Agreement may be executed in any number of counterparts (including via facsimile or digital image format), each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

11. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States of America and the State of Nevada (without giving effect to conflicts of laws principles), both substantive and remedial.

12. Prevailing Parties. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to receive and the nonprevailing party shall pay upon demand reasonable attorneys’ fees in addition to any other remedy.

13. Notices. All communication hereunder shall be in writing and, if sent to the Investor shall be mailed, delivered, telegraphed or sent by facsimile or electronic mail, and confirmed to the Investor at the address set forth on the signature page of this Agreement, or if sent to the Company, shall be mailed, delivered, telegraphed or sent by facsimile or electronic mail and confirmed to the Company at 3471 W. Oquendo Road, Suite 301, Las Vegas, NV 89118, Attention: Kenneth Perego, II.

14. Headings. The section headings herein are included for convenience only and are not to be deemed a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:

ONE WORLD PHARMA, INC.

By:	/s/ Kenneth Perego, II
Name:	Kenneth Perego, II
Title:	Executive Chairman

INVESTOR:

ISIAH INTERNATIONAL, LLC

By:	/s/ Isiah L. Thomas III
Name:	Isiah L. Thomas III
Title:	Chief Executive Officer

Exhibit A

Certificate of Designation of the Series B Preferred Stock

(Attached)

Schedule I

Preferred Shares to be Purchased at each Closing

Date	Shares	Purchase Price
Initial Closing Date	16,666	$249,990
February 22, 2021	16,667	$250,005
March 8, 2021	16,667	$250,005
March 22, 2021	16,667	$250,005
April 5, 2021	16,666	$249,990
April 19, 2021	16,667	$250,005
May 17, 2021	33,334	$500,010
June 14, 2021	33,333	$499,995
July 12, 2021	33,333	$499,995
Total	200,000	$3,000,000